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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 2, 2005

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02. (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 2, 2005, the Audit Committee of the Board of Directors (“Audit Committee”) of Foster Wheeler Ltd. (“the Company”), in consultation with and based on the recommendation of management, concluded that the Company’s consolidated financial statements for the year ended December 31, 2004 should be restated to correct an error made by the Company’s external actuaries in computing the Company’s December 31, 2004 pension valuation used in the preparation of the December 31, 2004 consolidated financial statements. Consequently, the Company’s consolidated financial statements for the year ended December 31, 2004 should no longer be relied upon.

The error relates to the Company’s domestic pension plan and resulted in an understatement of the pension benefit obligation, funding liability and pension contributions for plan year 2004, and understated pension liabilities and comprehensive loss reported in the 2004 Form 10-K. A summary of the financial statement line items affected by the restatement on the Company’s consolidated balance sheet and consolidated statement of operations and comprehensive loss is presented below. There was no impact on the Company’s consolidated statement of cash flows. However, the Company’s estimated domestic pension plan contributions, reported to be $20.4 million for calendar 2005 increased to $26.7 million as a result of the error. Based on the revised actuarial valuation, the Company still anticipates that no further domestic pension plan contributions will be due after 2009.

	December 31, 2004, As Reported	December 31, 2004, Restated

	(Amounts in thousands)

Consolidated Balance Sheet:
Current Liabilities:
Accrued expenses	$308,229	$314,529
Total current liabilities	1,255,121	1,261,421
Pension, postretirement and other employee benefits	265,869	271,851
Total Liabilities	2,700,822	2,713,104

Shareholders’ Deficit:
Accumulated other comprehensive loss	(284,461)	(296,743)
Total Shareholders’ Deficit	(513,283)	(525,565)
Total Liabilities and Shareholders’ Deficit	2,187,539	2,187,539

Consolidated Statement of Operations and Comprehensive Loss:
Minimum pension liability adjustment	$(7,617)	$(19,899)
Net comprehensive loss	(265,756)	(278,038)

The conclusion to restate was reached after management was notified of the error and reviewed the impact of the misstatement on the consolidated financial statements. Management first became aware of the error in the December 31, 2004 pension actuarial valuation upon receipt of the corrected actuarial data on April 14, 2005. Management held meetings with its actuaries during the period April 15 through April 27 to understand the nature of the error in the actuarial valuation and the impact on the Company’s December 31, 2004 consolidated financial statements. Management measured and assessed the impact of the error on its 2004 consolidated financial statements and on April 27, 2005 determined that the error was not material to its 2004 consolidated financial statements. The Company believes correcting the error in its first quarter 2005 consolidated financial statements will be material to such interim financial statements and therefore a restatement of the 2004 financial statements should be made. On May 2, 2005, the Audit Committee held a meeting, in which management participated and advised on the issue of a restatement. The Audit Committee concluded on May 2, 2005 that the Company’s 2004 consolidated financial statements should be restated.

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As a result, the Company’s consolidated financial statements for the year ended December 31, 2004 will be restated. Accordingly, the previously issued consolidated financial statements for such period should no longer be relied upon. The restated results for the year ended December 31, 2004 will be included in an amended Annual Report on Form 10-K. The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K with management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: May 2, 2005	By: /s/ Lisa Fries Gardner
Lisa Fries Gardner
Vice President and Secretary